Exhibit 99.1

FOR IMMEDIATE RELEASE

Cindy Subido / Mark Turok

Townsend Inc. for Primal Solutions

csubido@townsendinc.com

mturok@townsendinc.com

+1.858.457.4888

Primal Solutions Launches IP Correlytics™

New platform reduces the complexities of managing transactions conducted over IP networks.

Irvine, CA – November 21, 2005 – Primal Solutions, the leading provider of IP transaction platforms, today announced the release of its latest platform offering, IP Correlytics.  This platform marries high volume transaction management and advanced analytics to enable enhanced communication providers and new media companies to more rapidly launch and more profitably manage services provided over IP networks.  IP Correlytics streamlines IP transaction management and enables providers to extract critical business intelligence from IP transactions.

“New IP services are complex, and IP transactions pose new and fundamentally different challenges. That’s why we built IP Correlytics,” said Joe Simrell, CEO of Primal Solutions, Inc.  “With this platform we enable our clients to holistically manage their IP transactions and, in the process, extract the business intelligence required by all those with a stake in the successful outcome of each transaction.”

Unlike traditional products that individually provide limited views of single-provider, single-network events, IP Correlytics interacts with the multiple and various participants in an IP transaction – from network elements and applications, to third party content and network services partners, and business support applications.  IP Correlytics ensures that each IP transaction is executed according to expected business rules, and that the data associated with each transaction is captured and available to support improved monetization, auditing, and revenue assurance.

Individual implementations of IP Correlytics combine the base platform with “software blades” called SolutionPAKs™, each built to address specific business challenges.  Specialized SolutionPAKs called KpiPAKs™ are also available to provide support for financial and marketing managers and decision makers.  SolutionPAKs available today include those that support such basic requirements as mediation, rating and charging, and those built to support more difficult challenges such as revenue assurance and business performance analysis.  IP Correlytics also makes possible the collection of data required for service level management and legal compliance of regulations such as CALEA or Sarbanes-Oxley.

“Survival in rapidly evolving markets may well depend on whether or not a provider or new media company can capitalize on the data created by the underlying IP transactions that make their services possible,” said Brian Partridge, senior analyst at Yankee Group.  “With IP Correlytics, Primal Solutions is realizing a compelling vision and creating a technical solution to this complex and evolving challenge.”

IP Correlytics was designed from the ground up to support IP transaction management, but technology alone cannot solve all the problems that arise in complex and evolving markets.  Meeting these challenges requires people, processes, and services in addition to technology.  Therefore, Primal Solutions works closely with marquee clients like Time Warner Cable and Lucent, and with key partners like TMNG Consulting and Cisco Systems to anticipate and proactively address future market needs.

Additional information about IP Correlytics, SolutionPAKs, and IP transaction management can be found on Primal Solutions’ web site at www.primal.com.

About Primal Solutions, Inc.

Primal Solutions, Inc. (OTC Bulletin Board: PSOL.OB) provides comprehensive solutions for streamlining and improving IP transaction management.  With its flagship offering, the IP Correlytics™ platform and related services, the company helps enhanced communication providers and new media companies generate increased revenue, rapidly launch new products and services and extract essential business intelligence from IP transactions.  Customers and partners include leading communications and technology innovators worldwide, including Time Warner Cable, BroadSoft, Lucent Technologies, Bright House Networks, Telekom Malaysia, Cisco Systems and Sylantro Systems Corporation.  For more information, visit: www.primal.com.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of known and unknown risks and uncertainties that may cause the company’s actual results or outcomes to be materially different from those anticipated and discussed herein.  These include the company’s historic lack of profitability; end-user customers’ acceptance and actual demand, which may differ significantly from expectations; the need to raise funds for operations and market conditions; and other risks associated with the regulation of the Internet and the telecommunications industry.  Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission.

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Primal Solutions, No IP Transaction Left Behind, IP Correlytics, and KpiPAKs are registered trademarks of Primal Solutions, Inc.